UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

___________________________N/A___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2005, Stifel Financial Corp. ("Stifel") entered into an amendment (the "Amendment") to the Acquisition Agreement (the "Acquisition Agreement") dated September 12, 2005, between Stifel and Citigroup Inc. ("Citigroup") for the acquisition of the capital markets business of Legg Mason, Inc. ("LM Capital Markets Business"). The Amendment includes:

    a revision to the definition of the acquired assets;

    the exclusion of certain specified assets and certain liabilities in calculating net book value and an alternative mechanism for transfer and payment for the use of certain assets;

    a provision relating to the direct transfer of the Legg Mason, Inc. securities inventory associated with the LM Capital Markets Business to Stifel from Legg Mason;

    a provision relating to the payment of certain employee bonuses by Stifel on behalf of Citigroup and its affiliates;

    the licensing of a certain research products model from Stifel by Citigroup; and

    additional agreements between Citigroup and Stifel in respect of certain matters relating to the Madrid office of Legg Mason Limited.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 1, 2005, Stifel completed its previously announced acquisition of the LM Capital Markets Business from Citigroup. The LM Capital Markets Business was part of Legg Mason Wood Walker, Inc. ("Legg Mason"), which Citigroup acquired from Legg Mason, Inc. in a substantially simultaneous closing. The LM Capital Markets Business acquired by Stifel includes the Investment Banking, Equity and Fixed Income Research, Equity Sales and Trading, and Taxable Fixed Income Sales and Trading Departments of Legg Mason.

Stifel paid approximately $19.2 million for certain net assets in connection with the transaction as well as an additional $46.5 million payment made directly to Legg Mason for the securities inventory associated with the LM Capital Markets Business acquired by Stifel. In addition, Citigroup may receive an earn-out of up to $30.0 million based on the performance of the combined capital markets business of both Stifel's pre-closing Fixed Income and Equity Capital Markets business and the LM Capital Markets Business for fiscal years 2006, 2007, and 2008. In connection with the transaction, Stifel hired certain members of management and other key employees of the LM Capital Markets business for a combination of cash and equity compensation including restricted stock units.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The registrant hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after this Form 8-K was due for filing.

(b) Pro Forma Financial Information

The registrant hereby undertakes to file the financial information required by this Item 9.01(b) not later than 71 days after this Form 8-K was due for filing.

(c) Exhibits

None

SIGNATURE,

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2005	By: /s/ Ronald J. Kruszewski
Name: Ronald J. Kruszewski Title: President and Chief Executive Officer